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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                   FORM 8 - K


                          CURRENT REPORT PURSUANT TO
                          SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported) : NOVEMBER 20, 1997
                                                         -----------------


                              THE  WMF GROUP LTD .
                              --------------------
                          (Exact Name of Registrant as
                             Specified in Charter)




    Delaware                     000-22567                    54-1647759
--------------------------------------------------------------------------------
(State or Other            (Commission File Number)         (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)


                             1593 Spring Hill Road
                                   Suite 400
                             Vienna, Virginia 22182
                             ----------------------
                             (Address of Principal
                               Executive Offices)


                               (703)  610 - 1400
                               -----------------
                            (Registrant's telephone
                          number, including area code)
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Item 2.     Acquisition or Disposition of Assets.

         On November 5, 1997, Washington Mortgage Financial Group Ltd. ("Washington Mortgage"), a wholly owned subsidiary of The WMF Group Ltd., ("WMF") purchased 100 percent of the outstanding stock of The Robert C. Wilson Company and its Arizona subsidiary ("Wilson"), a Houston based commercial mortgage banking company. Washington Mortgage acquired all of Wilson's issued and outstanding common stock for a purchase price of approximately $4 million in cash (80 percent of which was paid at closing and the remaining 20 percent of which would be paid in the form of earnouts upon the attainment of certain performance objectives over a 42 month period). The funds for the acquisition were obtained through a draw on an existing credit line of WMF. The purchase price will be allocated between the fair value of the assets acquired with the difference between the fair value and purchase price recorded as goodwill.
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                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.



                      THE WMF GROUP, LTD.



      Date:  November 20, 1997            By:   /s/ Michael D. Ketcham
                                         ---------------------------------------
                                                Michael D. Ketcham
                                                Executive Vice President, Chief
                                                Financial Officer and Treasurer
                                                (Principal Financial Officer)